Exhibit 10.17.10

FIRST AMENDMENT
TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), made and entered into this 24th day of May, 2010, to be effective as of May 31, 2010, by and between OLD DOMINION FREIGHT LINE, INC. (the “Company”), a corporation organized and existing under the laws of the State of Virginia and having its principal office at Thomasville, North Carolina, and Earl E. Congdon (the “Executive”), an individual residing at Fort Lauderdale, Florida.

R E C I T A L S:

The Company and the Executive entered into an Amended and Restated Employment Agreement, effective June 1, 2008. The term of the Amended and Restated Employment Agreement expires May 31, 2010, and the parties desire to extend its term to May 31, 2012.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in the Amended and Restated Employment Agreement and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Clause (i) of Section 5.1 of the Amended and Restated Employment Agreement is hereby amended to change “May 31, 2010” to “May 31, 2012”.

2. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3. Except as otherwise provided in this Amendment, the terms and provisions of the Amended and Restated Employment Agreement shall continue in effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

EXECUTIVE

/s/ Earl E. Congdon

Earl E. Congdon

OLD DOMINION FREIGHT LINE, INC.

Attest:

/s/ Joel B. McCarty, Jr.	By:	/s/ David S. Congdon

Secretary/Assistant Secretary		Name: David S. Congdon Title: President and CEO